November 6, 2013

Re: 2013 Indiana Member Director and District-Wide Independent Director Election Results

Dear Indiana Shareholder:

The Federal Home Loan Bank of Indianapolis is pleased to announce the results of the 2013 Indiana member director election. The new directors’ terms will begin on January 1, 2014, and expire as noted below.

Indiana - Two Member Directors

Number of members eligible to vote	188
Number of members casting votes	98

Total eligible votes for each directorship	2,159,868
Member Director Candidates	City, State	Term Ends	Votes Received
Michael R. Barker Director Centier Bank	Merrillville, IN		292,402
*Matthew P. Forrester President & CEO River Valley Financial Bank	Madison, IN	December 31, 2017	732,172
John M. Kennedy President & CEO Greenfield Banking Company	Greenfield, IN		320,672
*Jeffrey A. Poxon Director Lafayette Savings Bank	Lafayette, IN	December 31, 2017	754,489

James C. Ryan II Executive Vice President Old National Bank	Evansville, IN	260,663
*Elected

The Federal Home Loan Bank of Indianapolis is pleased to announce the results of the 2013 district-wide election of independent directors. The independent directors’ terms will begin on January 1, 2014, and expire as noted below.

Independent Director District-Wide Election - Two Directors

Number of Indiana members eligible to vote	188
Number of Michigan members eligible to vote	223
Total members eligible to vote	411
Number of Indiana members casting votes	81
Number of Michigan members casting votes	86
Total members casting votes	167
Total eligible votes for each directorship	4,160,019
Independent Director Candidates	City, State	Term Ends	Votes Received
*Michael J. Hannigan, Jr. President The Hannigan Company	Carmel, IN	December 31, 2017	1,708,424
* James L. Logue III Chief Operating Officer Great Lakes Capital Fund	Lansing, MI	December 31, 2017	1,804,511
*Elected

Thank you for participating in this year's election process. Your contribution ensures sound representation on our Board of Directors for the mutual benefit of the Bank and all of the shareholders it serves.

Sincerely,

Kania D. Warbington
Corporate Secretary